     As filed with the Securities and Exchange Commission on April 14, 2000

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            LAMAR ADVERTISING COMPANY
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                               72-1449411
(State or Other Jurisdiction                  (I.R.S. Employer
      of Incorporation)                      Identification No.)


               5551 CORPORATE BLVD., BATON ROUGE, LOUISIANA 70808
                    (Address of Principal Executive Offices)


                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                              KEVIN P. REILLY, JR.
                 Chairman, President and Chief Executive Officer
                            Lamar Advertising Company
                            5551 Corporate Boulevard
                          Baton Rouge, Louisiana 70808
                                 (225) 926-1000
            (Name, Address and Telephone Number of Agent for Service)

                                 with copies to:

                              STANLEY KELLER, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                                            CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                              Proposed maximum     Proposed maximum       Amount of
Title of each class of securities to be     Amount to be     offering price per   aggregate offering    registration
               registered                   registered(1)         share(2)             price(2)              fee
-----------------------------------------------------------------------------------------------------------------------
Class A common stock, $0.001 par value    500,000 shares           $44.56           $22,280,000           $5,881.92
-----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of Lamar Class A common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional Class A common stock.

(2) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on April 12, 2000 as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission are incorporated by reference herein and shall be deemed as part hereof:

         (a) The Registrant's annual report on Form 10-K for the year ended December 31, 1999;

         (b) The Registrant's current report on Form 8-K filed with the Securities Exchange Commission on February 9, 2000; and

         (d) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed on June 7, 1996, as amended by Forms 8-A/A filed on July 31, 1996 and July 27, 1999, including any further amendment or report filed hereafter for the purpose of updating such description.

         All documents filed after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 and prior to the filing of a post-effective amendment that indicates that all shares of Class A common stock offered hereunder have been sold or that deregisters all shares of Class A common stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the Delaware General Corporation Law grants the Company the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Company where the person involved is adjudged to be liable to the Company except to the extent approved by a court.

         The Company's By-Laws provide that any person who is made a party to any action or proceeding because such person is or was a director or officer of the Company will be indemnified and held harmless against all claims, liabilities and expenses, including those expenses incurred in defending a claim and amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, if such person has not acted, or in the judgment or the shareholders or directors of the Company has not acted, with willful or intentional misconduct. The indemnification provided for in the Company's By-Laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law.

         The Company's Certificate of Incorporation provides that directors of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, whether or not an individual continues to be a director at the time such liability is asserted, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation law, (iii) under
Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index immediately following signature pages.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
Section 10 (a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a) (1) (i) and (a)
(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a directors, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final jurisdiction of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on this 14 day of April, 2000.

                              LAMAR ADVERTISING COMPANY


                              By: /s/ KEVIN P. REILLY, JR.
                                 ---------------------------------------------
                                 Kevin P. Reilly, Jr., Chairman, President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Advertising Company, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith
A. Istre, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 14 day of April, 2000:

Signature                                                     Capacity
---------                                                     --------

/s/ KEVIN P. REILLY, JR.                             President, Chief Executive Officer
------------------------------------                 (Principal Executive Officer) and Director
Kevin P. Reilly, Jr.

/s/ KEITH A. ISTRE                                   Chief Financial Officer
------------------------------------                 (Principal Financial Officer and Principal
Keith A. Istre                                       Accounting Officer) and Director

/s/ CHARLES W. LAMAR, III
------------------------------------                 Director
Charles W. Lamar, III

/s/ GERALD H. MARCHAND
------------------------------------                 Director
Gerald H. Marchand


------------------------------------                 Director
Stephen P. Mumblow

/s/ SEAN E. REILLY
------------------------------------                 Director
Sean E. Reilly


------------------------------------                 Director
Wendell Reilly

/s/ T. EVERETT STEWART, JR.
------------------------------------                 Director
T. Everett Stewart, Jr.

------------------------------------                 Director
Thomas O. Hicks

------------------------------------                 Director
R. Steven Hicks

                                  EXHIBIT INDEX


      EXHIBIT
       NUMBER                            DESCRIPTION
       ------                            -----------

         4.1      Certificate of Incorporation of Lamar New Holding Co.
                  Previously filed as exhibit 3.1 to the Company's Quarterly
                  Report on Form 10-Q for the period ended June 30, 1999 (File
                  No. 0-20833) filed on August 16, 1999 and incorporated herein by reference.

         4.2      Certificate of Amendment of Certificate of Incorporation of
                  Lamar New Holding Co. (whereby the name of Lamar New Holding
                  Co. was changed to Lamar Advertising Company). Previously filed as exhibit 3.2 to the Company's Quarterly Report on Form
                  10-Q for the period ended June 30, 1999 (File No. 0-20833) filed on August 16, 1999 and incorporated herein by reference.

         4.3 Bylaws of the Company. Previously filed as exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the period ended
                  June 30, 1999 (File No. 0-20833) filed on August 16, 1999 and incorporated herein by reference.

         5 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

         23.1     Consent of Palmer & Dodge LLP (contained in Exhibit 5).

         23.2     Consent of KPMG LLP, independent accountants. Filed herewith.

         24       Power of Attorney (included in the signature page hereto).

         99       2000 Employee Stock Purchase Plan. Previously filed as
                  Appendix B to the Company's Preliminary Proxy Statement filed on March 27, 2000 and incorporated herein by reference.